Exhibit 99.1

Comverse, Inc. Spin-Off and Share Distribution Expected on October 31, 2012

Spin-Off Receives Comverse Technology, Inc. Shareholder Approval

Wakefield, Mass., October 12, 2012 — Comverse, Inc. (“CNS”), a subsidiary of Comverse Technology, Inc. (“CTI”), (NASDAQ: CMVT) announced today that its Form 10 registration statement for its planned spin-off has been declared effective by the Securities and Exchange Commission (“SEC”). CNS expects to become an independent public company following the spin-off and share distribution.

The effectiveness of the Form 10 was one of the few remaining conditions to the planned spin-off. On October 10, 2012, CTI received shareholder approval for the spin-off in which 100% of the outstanding shares of CNS common stock will be distributed to CTI shareholders. CTI’s board of directors declared the spin-off dividend on October 10, 2012 after receipt of shareholder approval.

The distribution of shares of CNS common stock is scheduled to occur after the close of trading on October 31, 2012, the distribution date for the spin-off, to CTI’s shareholders of record as of 5 p.m. EDT on October 22, 2012, the record date for the spin-off. CTI will distribute one share of CNS common stock for every ten CTI common shares outstanding as of the record date. Shareholders of record will receive cash in lieu of fractional shares of CNS common stock, which will be aggregated and sold on their behalf.

There is no current market for CNS common stock. The NASDAQ Stock Market has authorized the listing of CNS common stock under the symbol “CNSI” following the spin-off. CNS has been advised that trading in its common stock is expected to begin on a “when issued” basis on October 18, 2012 under the symbol “CNSIV.” On the October 31, 2012 distribution date for the spin-off, “when issued” trading is scheduled to end and “regular-way” trading is scheduled to begin for CNS common stock on November 1, 2012 under the ticker symbol “CNSI.”

Beginning on October 18, 2012 and continuing up to and including the October 31, 2012 distribution date for the spin-off, CTI common shares will trade in two markets on NASDAQ: a “regular-way” market and an “ex-distribution” market. CTI common shares held as of October 18, 2012 and sold in the regular-way market after October 18, 2012 and on or before October 31, 2012 will not be entitled to receive the shares of CNS’s common stock in connection with the share distribution. CTI common shares held as of October 22, 2012 and sold in the ex-distribution market after October 22, 2012 and on or before October 31, 2012 will still receive the shares of CNS’s common stock in the share distribution.

The Form 10 registration statement includes information regarding the spin-off that will be mailed to CTI shareholders shortly. As a result of the SEC declaring the Form 10 effective, CNS is now subject to the information and reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other required information with the SEC. CNS intends to post these materials to the Investor Relations portion of its website promptly after filing with the SEC.

No action is required by CTI shareholders as of the record date to receive their shares of the common stock of CNS in the spin-off. The distribution agent, transfer agent, and registrar for CNS common stock will be American Stock Transfer & Trust Company, LLC (“AST”). For questions relating to the transfer or mechanics of the stock distribution, shareholders may contact AST, 6201 15th Avenue, 3rd Floor, Brooklyn, NY, 11219 or via phone at 651-379-9102.

Cautions concerning forward-looking statements

This news release contains forward-looking statements addressing the planned spin-off of CNS from CTI as a separate company, which is dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual events (including the planned spin-off) and results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the planned spin-off of CNS, including the timing and terms of such spin-off and whether such spin-off will be completed as it is subject to a number of conditions. In addition, CTI and CNS are subject to additional risks and uncertainties described in CNS’s Form 10, as amended, and CTI’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those filings and reports. Except to the extent required by applicable law, CTI and CNS undertake no obligation to update or revise any forward-looking statement.

Contact:

Paul D. Baker, Comverse, Inc., paul.baker@cmvt.com, (212) 739-1060